Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Dollar Financial Corp.
Berwyn, Pennsylvania
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-139580, No. 333-146205 and No. 333-164097) and on Form S-8 (No. 333-147495, No. 333-134262, No. 333-123320 and No. 333-172294) of Dollar Financial Corp. of our report dated February 25, 2011, relating to the consolidated financial statements of Purpose UK Holdings Limited and subsidiaries, which appear in this Form 8-K.
/s/ BDO LLP
BDO LLP
Reading, United Kingdom
BDO LLP is a limited partnership registered in England and Wales
(with registered number OC305127)
5 April, 2011